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                                           OFFICE OF INDEPENDENT COUNSEL

                                           DONALD C. SMALTZ
                                           IN RE SECRETARY OF AGRICULTURE ESPY

                                           -----------------------------------
                                           P.O. Box 26356
                                           103 Oronoco Street, Suite 200
                                           Alexandria, VA 22313
                                           (703) 706-0010
                                           (FAX) 706-0076


                                January 17, 1997



Via Facsimile Transmission                          Via Facsimile Transmission
to 202/887-0689                                     to 406/727-3638
--------------------------                          --------------------------
Barry William Levine, Esquire                       Keith Strong, Esquire
Dickstein, Shapiro, Morin & Oshinsky                Dorsey & Whitney
2101 L Street, N.W.                                 8 Third Street, Suite 507
Washington, D.C. 20037                              Great Falls, MT 59401

        Re: UNITED STATES OF AMERICA V. CROP GROWERS
            CORPORATION, #96-0181 (GK)

Dear Messrs. Levine and Strong:

     This letter sets forth the agreement entered into between the Office of Independent Counsel ("OIC") and your client, Crop Growers Corporation ("Defendant"). The agreement is as follows:

   1. PLEA

     Defendant will plead NOLO CONTENDERE to Counts One and Four of the above-referenced Indictment, charging violations of Title 18, U.S.C. Section 371 and Title 15, U.S.C. Sections 78m(b)(2)A and 78ff(a). With respect to Count Four, the Defendant waives venue and agrees that Count Four be reinstated for the purposes of this plea. This plea agreement will conclude federal criminal prosecution of the Defendant, and its subsidiaries, for any and all matters of which the OIC is presently aware.

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   2. MAXIMUM PENALTIES

     The maximum penalty for Count One is a $500,000 fine. The maximum penalty for Count Four is a $2.5 million fine.

   3. SENTENCING GUIDELINES

     The parties agree that the guidelines do not apply to Count Four and to that portion of Count One charging a conspiracy to commit the violation alleged in Count Four, except as noted in U.S.S.G. Section 8C2.1 and 18 U.S.C. Sections 3553 and 3572.

   4. BINDING PLEA AGREEMENT/SENTENCE RECOMMENDATION

     Defendant's plea will be tendered pursuant to Fed. R. Crim. P. 11(e)(1)(C). Defendant reserves all rights set forth in Fed. R. Crim. P. 11(e)(3) and (4). The parties agree that the appropriate sentence is a total fine of $2-million and a total special assessment of $400.00, and no order of restitution. The fine shall be paid as follows: $1.5-million within 14 days of imposition of sentence and then a payment of $500,000 within 90 days after imposition of sentence. The parties agree, pursuant to 18 U.S.C. Section 3572(d), that in the interests of justice this payment schedule is appropriate. Defendant shall remain on probation until the entirety of the fine is paid.

   5. REJECTION OF PLEA

     Pursuant to Section 6A1.1 of the Sentencing Guidelines, the parties agree there is information in the record sufficient to enable a meaningful exercise of sentencing authority pursuant to 18 U.S.C.
Section 3553, and therefore a presentence report is not required, and sentence may be imposed at the time of the plea. Unless the sentencing judge rejects the plea agreement, Defendant shall not withdraw its plea. If the sentencing judge rejects the plea agreement, this


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agreement shall be null and void at the option of either the OIC or the
Defendant. In this regard, the Defendant hereby waives any defense to any charges which it might otherwise have under any statute of limitations or the Speedy Trial Act.

   6. MANDATORY SPECIAL ASSESSMENT

     Defendant agrees to pay the mandatory special assessment of $200.00 per count for a total of $400.00 to the Clerk of the Court on or before the date of sentencing, unless affirmatively relieved of this obligation by the District Court.

   7. CIVIL LIABILITY

     By entering into this agreement, the OIC does not compromise any civil liability which Defendant may have incurred or may incur as a result of its conduct and its plea to the charges specified in paragraph one of this agreement.

   8. WITHDRAWAL OF PLEA AGREEMENT/DENIAL OF ALLEGATIONS

     Should Defendant's plea later be withdrawn on motion of Defendant, this agreement shall be null and void at the option of the OIC. Defendant agrees not to make or permit to be made any press statements concerning its NOLO CONTENDERE plea denying, directly or indirectly, any allegation in the Indictment or creating the impression that the Indictment is without factual basis. CF. 17 C.F.R. Section 202.5(e). Nothing in this provision affects Defendant's testimonial obligations or right to take legal positions in litigation or administrative proceedings in which the OIC is not a party.

   9. BREACH OF AGREEMENT

     If the OIC determines that Defendant has failed to meet its obligations set forth herein, or if Defendant has committed any crime from the date hereof through the completion of Defendant's probation, the OIC may, at its

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sole option, be released from its commitments under this agreement in their entirety by notifying Defendant, through counsel or otherwise, in writing. The OIC may also pursue all remedies available to it under the law, irrespective of whether it elects to be released from its commitments under this agreement. Defendant recognizes that no such breach by it of an obligation under this agreement shall give rise to grounds for withdrawal of its plea. Defendant understands that should it breach any provision of this agreement the OIC will have the right to use against Defendant before any grand jury, at any trial, hearing, or for sentencing purposes any statements made by it, and any information, materials, documents, or objects provided by it to the OIC pursuant to this agreement without any limitation. In this regard, the Defendant hereby waives any defense to any charges which it might otherwise have under any statute of limitations or the Speedy Trial Act.

   10.   COMPLETE AGREEMENT

     This agreement is the complete and only agreement between the parties. No promises, agreements or conditions have been entered into other than those set forth in this letter. This agreement supersedes prior understandings, if any, of the parties, whether written or oral. This agreement cannot be modified other than in a written memorandum signed by the parties or on the record in court.

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     If this letter accurately reflects the agreement entered into between the OIC and the Defendant, please have Defendant sign the Acknowledgment of Plea Agreement below. Please also sign below as Witness. Return the original of this letter to Independent Counsel Donald C. Smaltz.

                                       Sincerely,


                                       /s/ Donald C. Smaltz
                                       ----------------------------------------
                                       DONALD C. SMALTZ
                                       Independent Counsel


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                       ACKNOWLEDGMENT OF PLEA AGREEMENT

     I have read this letter of agreement in its entirety and discussed it with my attorney(s). I hereby acknowledge that it fully sets forth my agreement with the Office of Independent Counsel. I further state that there have been no additional promises or representations made to me by any officials of the Office of Independent Counsel in connection with this matter.

                                       CROP GROWERS CORPORATION


                                       By /s/ Larry Martinez
                                       ---------------------------------------
                                       [Authorized Representative of Crop
                                       Growers Corporation]

                                       Dated: 1/17/97
                                       ---------------------------------------


           I certify that this plea agreement letter has been read by the Defendant and that Defendant's Authorized Representative has stated that he understands its terms.


Witnesses by:

/s/ Keith Strong
---------------------------------------
Counsel for Crop Growers Corporation